STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: MONTEAGLE FUNDS

2.
The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:  the Annex A to the Certificate of Trust is hereby amended (see attachment) to reflect all current Series and Classes of the Trust.

4.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, pursuant to the Board of Trustees meeting on July 14, 2009, the undersigned have executed this Certificate on the August 6th day of August, 2009.

By: _____________________________________
Paul B. Ordonio
President

Annex A

(Amendment)

Series	Class	Date Created

Fixed Income Fund	I – Class	March 30, 1998
	A – Class	July 14, 2009
	C – Class	July 14, 2009

Quality Growth Fund	I – Class	March 30, 1998
	A – Class	July 14, 2009
	C – Class	July 14, 2009

Select Value Fund	I – Class	March 30, 1998
	A – Class	July 14, 2009
	C – Class	July 14, 2009

Large-Cap Growth Fund	I – Class	April 1, 2006
	A – Class	July 14, 2009
	C – Class	July 14, 2009

Value Fund	I – Class	April 1, 2006
	A – Class	July 14, 2009
	C – Class	July 14, 2009

Informed Investor Growth Fund	I – Class	December 28, 2007
	A – Class	July 14, 2009
	C – Class	July 14, 2009